EXHIBIT 10.5

SIXTH AMENDMENT
TO
CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”) is dated as of November 19, 2002, and is entered into by and among GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the “Company”), each of the Lenders (as defined in the Credit Agreement referred to below) signatory hereto, and BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (in its capacity as administrative agent, the “Agent”).

RECITALS

A. The Company, the Lenders, Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding Inc., as co-syndication agents, and the Agent are parties to a Credit Agreement (Multi-Year Revolving Credit Facility), dated as of November 3, 2000, as amended by (i) the First Amendment to Credit Agreement, dated as of January 26, 2001, (ii) the Second Amendment to Credit Agreement, dated as of March 15, 2001, (iii) the Third Amendment to Credit Agreement, dated as of December 5, 2001, (iv) the Fourth Amendment to Credit Agreement, dated as of June 13, 2002, and (v) the Fifth Amendment to Credit Agreement, dated as of October 29, 2002 (the “Credit Agreement”), pursuant to which the Agent and the Lenders have extended certain credit facilities to the Company.

B. The Company has requested that the Lenders agree to certain amendments to the Credit Agreement.

C. The Lenders are willing to amend the Credit Agreement, subject to the terms and conditions of this Sixth Amendment.

NOW, THEREFORE, in consideration of the agreements and provisions herein contained and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1.  Definitions. Any capitalized term used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2.  Amendments to Credit Agreement. The Credit Agreement is hereby amended, effective as of the date of this Sixth Amendment becomes effective in accordance with Section 4 hereof, as follows:

2.01  Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)  The defined terms “Applicable Premium” and “Letter of Credit Fee Premium” are hereby deleted in their entirety.

(b) The definition of “Asset Sales” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Asset Sales” means any sale or disposition of assets of the Company or any of its Subsidiaries or series of related sales or dispositions of assets of the Company or any of its Subsidiaries (other than the sale of inventory in the ordinary course of business).

(c) The definition of “Adjusted Net Worth” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Adjusted Net Worth” means, at any date, an amount equal to the sum of (a) the Net Worth at such date plus (b) the Goodwill Amount, if any, plus or minus (c) commencing with the fiscal year of the Company ending December 31, 2002, the OCI Pension Adjustment Amount, if any. For purposes of calculating Adjusted Net Worth, if the OCI Pension Adjustment Amount is a negative number, then such amount shall be added in the calculation thereof, and if the OCI Pension Adjustment Amount is a positive number, then such amount shall be subtracted in the calculation thereof.

(d) The following defined terms are hereby added to Section 1.01 of the Credit Agreement in alphabetical order:

“OCI Pension Adjustment Amount” means, as of any date, with respect to the Company’s pension Plans, that portion of other comprehensive income related to minimum pension liability adjustments for the most recently ended fiscal year of the Company.

“Senior Bridge Facility” means the Credit Agreement, dated as of August 16, 2002, as amended from time to time, among the Company, each of the lenders party thereto, Bank of America, N.A., as administrative agent for such lenders, and Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as co-syndication agents.

“Senior Bridge Obligations” means all loans (including, without limitation, principal and accrued interest) outstanding, and all other obligations of the Company and any of its Subsidiaries, under the Senior Bridge Facility.

“Threshold Amount” has the meaning specified in Section 2.14(a).

2.02 Amendment to Section 2.06. Section 2.06(b) of the Credit Agreement is hereby amended by deleting such Section 2.06(b) in its entirety and inserting the following new Section 2.06(b) in replacement thereof:

“(b) Unless the then Aggregate Commitments are equal to or less than $3,000,000,000, the Aggregate Commitments shall be permanently reduced, without premium or penalty, as follows:

(i) on December 31, 2002, by an amount (the “First Reduction Amount”) equal to $250,000,000 less the amount (if any) by which the Aggregate Commitments were automatically reduced pursuant to clause (i) in Section 2.14(c) in the calendar year 2002; provided, however, that, if on such date, the difference (if positive) between the Aggregate Commitments on such date (before giving effect to the foregoing reduction on such date) and $3,000,000,000 is less than the First Reduction Amount, then the Aggregate Commitments shall be permanently reduced on such date by the amount of such difference;

(ii) on December 31, 2003, by an amount (the “Second Reduction Amount”) equal to $250,000,000 less the amount (if any) by which the Aggregate Commitments were automatically reduced pursuant to clause (i) in Section 2.14(c) in the calendar year 2003; provided, however, that, if on such date, the difference (if positive) between the Aggregate Commitments on such date (before giving effect to the foregoing reduction on such date) and $3,000,000,000 is less than the Second Reduction Amount, then the Aggregate Commitments shall be permanently reduced on such date by the amount of such difference; and

(iii) on December 31, 2004, by an amount (the “Third Reduction Amount”) equal to $250,000,000 less the amount (if any) by which the Aggregate Commitments were automatically reduced pursuant to clause (i) in Section 2.14(c) in the calendar year 2004; provided, however, that, if on such date, the difference (if positive) between the Aggregate Commitments on such date (before giving effect to the foregoing reduction on such date) and $3,000,000,000 is less than the Third Reduction Amount, then the Aggregate Commitments shall be permanently reduced on such date by the amount of such difference;

Each reduction of the Aggregate Commitments pursuant to this Section 2.06(b) shall reduce the Commitment of each Lender proportionately to its Pro Rata Share.”

2.03 Amendment to Article 2. Article 2 of the Credit Agreement is hereby amended by adding the following new Section 2.14 to such Article 2:

2.14	Net Proceeds from Asset Sales – Mandatory Prepayment of Committed Loans and Mandatory Commitment Reductions.

(a) After all Senior Bridge Obligations have been paid in full and all financing commitments under the Senior Bridge Facility have been canceled or otherwise terminated and for each calendar year, commencing with the calendar year in which such Senior Bridge Obligations have been so paid and such commitments have been so canceled or terminated, (i) when the aggregate amount of all Net Proceeds received by the Company and its Subsidiaries on a consolidated basis from Asset Sales in such calendar year exceeds $50,000,000 (the “Threshold Amount”), then, with respect to the first $250,000,000 of all Net Proceeds received by the Company and its Subsidiaries on a consolidated basis from Asset Sales in such calendar year in excess of the Threshold Amount, the Company shall prepay the outstanding Committed Loans in an amount equal to one-hundred percent (100%) of all such Net Proceeds in accordance with the prepayment schedule set forth in Section 2.14(b), and (ii) when the aggregate amount of all Net Proceeds received by the Company and its Subsidiaries on a consolidated basis from Asset Sales in such calendar year exceeds $300,000,000, then the Company shall prepay the outstanding Committed Loans in an amount equal to fifty (50%) of any such excess Net Proceeds in accordance with the prepayment schedule set forth in Section 2.14(b).

(b) Any required prepayment of the outstanding Committed Loans with Net Proceeds from any Asset Sale pursuant to Section 2.14(a) shall made in accordance with the following prepayment schedule: (i) if an Asset Sale generates Net Proceeds such that the amount thereof that is required to be applied to prepay the Committed Loans pursuant to Section 2.14(a) is at least $25,000,000, the Company shall prepay the then outstanding Committed Loans in the amounts provided in and required pursuant to Section 2.14(a) within thirty (30) days of receipt of such Net Proceeds; and (ii) in all other cases, the Company shall prepay the then outstanding Committed Loans in the amounts provided in and required pursuant to Section

2.14(a) on the date the Company delivers the compliance certificate pursuant to Section 8.09(c), together with the Company’s financial statement pursuant to Section 8.09(a) for the fiscal quarter in which such Asset Sale occurred. Upon any prepayment pursuant to Sections 2.14(a) and (b), the Agent shall promptly notify the Lenders of such prepayment.

(c) After all Senior Bridge Obligations have been paid in full and all financing commitments under the Senior Bridge Facility have been canceled or otherwise terminated and for each calendar year, commencing with the calendar year in which such Senior Bridge Obligations have been so paid and such commitments have been so canceled or terminated, (i) when the aggregate amount of all Net Proceeds received by the Company and its Subsidiaries on a consolidated basis from Asset Sales in such calendar year exceeds the Threshold Amount, then, with respect to the first $250,000,000 of all Net Proceeds received by the Company and its Subsidiaries on a consolidated basis from Asset Sales in such calendar year in excess of the Threshold Amount, the Aggregate Commitments shall be automatically reduced on the applicable date in accordance with Section 2.14(d) by an amount equal to one-hundred percent (100%) of all such Net Proceeds, and (ii) when the aggregate amount of all Net Proceeds received by the Company and its Subsidiaries on a consolidated basis from Asset Sales in such calendar year exceeds $300,000,000, then the Aggregate Commitments shall be automatically reduced on the applicable date in accordance with Section 2.14(d) by an amount equal to fifty (50%) of any such excess Net Proceeds; provided, however, that once the Aggregate Commitments are reduced to $2,500,000,000, the Aggregate Commitments shall no longer be automatically reduced by Net Proceeds pursuant to this Section 2.14(c).

(d) Each automatic reduction of the Aggregate Commitments pursuant to Section 2.14(c) shall take effect on one of the following two dates, as applicable: (i) if an Asset Sale generates Net Proceeds such that the amount thereof will cause the Aggregate Commitments to be reduced pursuant to Section 2.14(c) by at least $25,000,000, the then Aggregate Commitments shall be automatically reduced on the thirtieth (30th) calendar day following receipt by the Company or any of its Subsidiaries of any such Net Proceeds by the amounts provided in and required pursuant to Section 2.14(c); and (ii) in all other cases, the Aggregate Commitments shall be automatically reduced on the date the Company delivers the compliance certificate pursuant to Section 8.09(c), together with the Company’s financial statement pursuant to Section 8.09(a) for the fiscal quarter in which such Asset Sale occurred, by the amounts provided in and required pursuant to Section 2.14(c).

(e) Notwithstanding anything contained in Sections 2.14(a) and (c) to the contrary, no such prepayment pursuant to Section 2.14(a) shall be required, and no such automatic reduction of the Aggregate Commitments shall occur pursuant to Section 2.14(c), in connection with (i) an Asset Sale that constitutes a Sale-Leaseback Transaction not requiring compliance with Section 9.02(b) or Section 9.02(c) or (ii) a sale of more than 50% of the Company’s holdings of the capital stock of or other equity or ownership interest in Unisource Parent.

(f) Any reduction of the Aggregate Commitments pursuant to Sections 2.14(c) and (d) shall be applied pro rata among the respective Commitments and shall be effective upon such reduction. All accrued Facility Fees to the effective date of any reduction or termination of the Aggregate Commitment shall be paid on the effective date of such reduction or termination.

(g) Any prepayment of the Loans and any Commitment reductions required by this Section 2.14 shall not be subject to the minimum amount requirements of Section 2.06(a).

(h) Any reduction in the Aggregate Commitments which reduces the Aggregate Commitments below the then current amount of the L/C Commitment shall result in an automatic corresponding reduction of the L/C Commitment to the amount of the Aggregate Commitments as so reduced, without any action on the part of the Issuing Bank.

2.04 Amendment to Section 2.09. Section 2.09 of the Credit Agreement is hereby amended by deleting such Section 2.09 in its entirety and inserting the following new Section 2.09 in replacement thereof:

“2.09 Interest.

(a) Each Reference Rate Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at the Adjusted Reference Rate plus (i) until the earlier of the date six months after the Closing Date or the Post-Acquisition Rating Date, 0.05%, and (ii) thereafter, the amount set forth opposite the indicated Debt Rating under the heading “Applicable Margin Reference Rate Loans” in the pricing grid set forth below:

Debt Ratings
Moody’s		S & P	Applicable Margin Reference Rate Loans
A3 or Higher	or	A- or Higher	0.50%
Baa 1	or	BBB+	0.50%
Baa 2	or	BBB	0.50%
Baa 3	or	BBB-	0.55%
Ba1	or	BB+	0.825%
Ba2 or Lower	or	BB or Lower	1.15%

(b) Each Offshore Rate Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at the applicable Offshore Rate plus either (i) until the earlier of the date six months after the Closing Date or the Post-Acquisition Rating Date, 1.05%, and (ii) thereafter, the amount set forth opposite the indicated Debt Rating under the heading “Applicable Margin Offshore Rate Loans” in the pricing grid set forth below:

Debt Ratings
Moody’s		S & P	Applicable Margin Offshore Rate Loans
A3 or Higher	or	A- or Higher	1.025%
Baa 1	or	BBB+	1.125%
Baa 2	or	BBB	1.350%
Baa 3	or	BBB-	1.55%
Ba1	or	BB+	1.825%
Ba2 or Lower	or	BB or Lower	2.15%

(c) Any change in the applicable margin shall become effective three Business Days after notification to the Agent of a change in Debt Rating or occurrence of the Post-Acquisition Rating Date by (i) the Company pursuant to Section 8.10(c), or (ii) any Lender, accompanied in the case of clause (ii) by evidence satisfactory to the Agent of such event. In the event of a split rating, the higher rating will apply; if the Debt Ratings are split by more than one level, one level above the lower rating will apply. If at any time no Debt Rating is available, the applicable margin shall be 1.15% per annum for all Reference Rate Loans and 2.15% for all Offshore Rate Loans; provided, that if at any time no Debt Rating exists solely because both Moody’s and S&P shall cease to exist, then the applicable margin shall be the amount that corresponds to the Debt Rating that is one level lower than the Debt Rating applicable immediately prior to the date on which both Moody’s and S&P shall cease to exist.

(d) Accrued interest shall be paid on each Interest Payment Date (and, after maturity, on demand).

(e) The Company shall pay to each Lender which has made a Bid Loan interest on the unpaid principal amount of such Bid Loan from the date when made until paid in full, on each Interest Payment Date (and, after maturity, on demand), at the rate of interest specified by such Lender in its Competitive Bid pursuant to Section 2.04(b)(ii)(B).

2.05 Amendment to Section 2.10. Section 2.10 of the Credit Agreement is hereby amended by deleting such Section 2.10 in its entirety and inserting the following new Section 2.10 in replacement thereof:

2.10 Default Interest. During the continuation of any Event of Default pursuant to Section 10.01(a), the Company shall pay interest (after as well as before judgment to the extent permitted by law) on the Effective Amount of all Obligations then due and payable (other than in respect of Bid Loans), at a rate per annum which is determined by adding 2% per annum to the applicable margin then in effect in accordance with Section 2.09, and, in the case of Obligations not subject to any such applicable margin (other than in respect of Bid Loans), at a rate per annum equal to the Adjusted Reference Rate plus the applicable margin for Reference Rate Loans then in effect in accordance with Section 2.09 plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Offshore Rate Loan shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Adjusted Reference Rate, plus the applicable margin for Reference Rate Loans then in effect in accordance with Section 2.09 plus 2% (for purposes of which any Offshore Currency Loans shall be redenominated into Loans denominated in Dollars at expiration of such Interest Period).

2.06 Amendment to Section 3.03. Section 3.03(d) of the Credit Agreement is hereby amended by deleting such Section 3.03(d) in its entirety and inserting the following new Section 3.03(d) in replacement thereof:

(d) With respect to any unreimbursed drawing that is not converted into Loans consisting of Reference Rate Loans to the Company, in whole or in part, because of the Company’s failure to satisfy the conditions set forth in Section 7.03(b) or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Reference Rate, plus the Applicable Margin for

Reference Rate Loans set forth in Section 2.09(a) for the first Business Day following notice to the Company of a request for a drawing, and thereafter at the Reference Rate, plus the Applicable Margin for Reference Rate Loans set forth in Section 2.09(a) plus 2%, and each Lender’s payment to the Issuing Bank pursuant to Section 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.03.

2.07 Amendment to Section 3.08. Section 3.08(a) of the Credit Agreement is hereby amended by deleting the words “plus the Letter of Credit Fee Premium” appearing immediately after the words “Offshore Rate Loans” and before the word “for” appearing in the fourth line thereof.

2.08 Amendment to Section 4.02. Section 4.02(d) of the Credit Agreement is hereby amended by deleting such Section 4.02(d) in its entirety.

2.09 Amendment to Article 8. Article 8 of the Credit Agreement is hereby amended by adding thereto the following new Section 8.15 to such Article 8:

8.15 Asset Sale Notices. Promptly and in any event within five Business Days after the Company or any of its Subsidiaries receives Net Proceeds from any Asset Sale where such Net Proceeds are to be applied in accordance with Section 2.14(b)(i) and/or Section 2.14(d)(i), the Company shall notify the Administrative Agent of such receipt and the amount of such Net Proceeds so received.

2.10 Amendment to Exhibit 8.09(c) (Compliance Certificate). Exhibit 8.09(c) to the Credit Agreement is hereby amended by deleting Exhibit 8.09(c) in its entirety and inserting the new Exhibit 8.09(c) attached hereto as Exhibit B in replacement thereof.

Section 3. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Sixth Amendment, the Company hereby represents and warrants that:

3.01 No Default. At and as of the date of this Sixth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Sixth Amendment, no Default or Event of Default exists.

3.02 Representations and Warranties True and Correct. At and as of the date of this Sixth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Sixth Amendment, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all respects.

3.03 Corporate Power, Etc.

(a) The Company (i) has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Sixth Amendment and (ii) has taken all corporate action necessary to authorize the execution and delivery by it of, and the performance by it of its obligations under, this Sixth Amendment.

(b) Each of the Principal Subsidiaries party to the Consent (as such term is defined in Section 4.01 hereof) (i) has all requisite corporate power and authority to execute, deliver and perform the Consent and (ii) has taken all action, corporate or otherwise, necessary to authorize the execution, delivery and performance by such Principal Subsidiary of the Consent.

3.04 No Conflict. The execution, delivery and performance by the Company of this Sixth Amendment (and the execution, delivery and performance by each of the Principal Subsidiaries of the Consent, in each case will not (i) conflict with or result in any breach or violation of any provision of the certificate or articles of incorporation or by-laws (or other organizational documents) of the Company or any of its Subsidiaries, (ii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or to which any of their respective properties or assets are subject, (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any Governmental Authority, or (iv) violate any order, writ, injunction, decree, judgment, ruling, law, statute, rule or regulation of any Governmental Authority.

3.05 Binding Effect.

(a) This Sixth Amendment has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Consent has been duly executed and delivered by each Principal Subsidiary party thereto, and constitutes the legal, valid and binding obligation of such Principal Subsidiary enforceable against such Principal Subsidiary in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4. Conditions. This Sixth Amendment and the effectiveness of the amendments set forth in Section 2 hereof shall be effective as of November 15, 2002 (the “Effective Date”) upon the satisfaction in full in the judgment of the Agent and the Required Lenders of each of the following conditions precedent set forth in this Section 4:

4.01  Execution of the Sixth Amendment.

(a)  The Company, the Agent and the Required Lenders shall have executed an original counterpart of this Sixth Amendment and shall have delivered (including by way of facsimile transmission) the same to the Agent.

(b)  The Agent shall have received an original or facsimile counterpart of the Guarantor Acknowledgment and Consent in the form of Exhibit A attached hereto (the “Consent”) duly executed and delivered by each of the Principal Subsidiary parties thereto.

Section 5.  General Confirmations and Amendments.

5.01  Continuing Effect.    Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

5.02   No Waiver.    This Sixth Amendment is limited as specified and the execution, delivery and effectiveness of this Sixth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.

5.03  References.

(a)  From and after the Effective Date, (i) the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Sixth Amendment and (ii) all of the terms and provisions of this Sixth Amendment are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein.

(b)  From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

Section 6.  Miscellaneous.

6.01  Governing Law.    THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.02    Severability.    The provisions of this Sixth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Sixth Amendment in any jurisdiction.

6.03    Counterparts.    This Sixth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.04    Headings.    Section headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.

6.05    Binding Effect; Assignment.    This Sixth Amendment shall be binding upon and inure to the benefit of the Company, the Agent and the Lenders and their respective successors and assigns; provided, however, that the rights and obligations of the Company under this Sixth Amendment shall not be assigned or delegated without the prior written consent of the Agent and the Lenders.

6.06    Fees.    The Company agrees to pay to the Agent, for the account of each Lender that has executed a counterpart of this Sixth Amendment and delivered (by hard copy or facsimile) the same to the Agent’s counsel by 12:00 noon (San Francisco time) on the Effective Date, a nonrefundable amendment fee in an amount equal to such Lender’s Commitment multiplied by 0.125%, which amounts the Company hereby covenants and agrees to pay to the Agent for the account of such Lenders by no later than 5:00 p.m. (San Francisco time) on the Business Day immediately following the Effective Date. The fees payable pursuant to this Section 6.06 shall be deemed fees payable under the Credit Agreement.

6.07    Expenses.    The Company agrees to pay the Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent (who may be employees of the Agent), incurred by the Agent in connection with the preparation, negotiation and execution of this Sixth Amendment and any other document required to be furnished herewith.

6.08    Terms of Subordination.    The Company shall not enter into, and shall not permit any of its Subsidiaries to enter into, any subordination agreement pursuant to which intercompany liabilities of the Company or any of its Subsidiaries shall be subordinated to the Company’s or any Subsidiary’s obligations under debt securities issued in connection with Company’s high yield debt offering unless such subordination agreement also subordinates such intercompany liabilities to the Company’s and each such Subsidiary’s obligations under the Loan Documents and any renewal or refinancing thereof on substantially identical terms in form reasonably acceptable to the Agent.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GEORGIA-PACIFIC CORPORATION

By:	/s/ Phillip M. Johnson
Name:	Phillip M. Johnson
Title:	Vice President and Treasurer

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Michael Balok
Name:	Michael Balok
Title:	Managing Director

MERRILL LYNCH CAPITAL CORPORATION, as a Co-Syndication Agent and as a Lender

By:	/s/ Illegible
Name:	Illegible
Title:	Vice President

MORGAN STANLEY SENIOR FUNDING, INC., as a Co-Syndication Agent and as a Lender

By:	/s/ Todd Vannucci
Name:	Todd Vannucci
Title:	Executive Director

THE BANK OF NEW YORK, as a Lender

By:	/s/ David C. Siegel
Name:	David C. Siegel
Title:	Vice President

[Signature page to Sixth Amendment]

THE BANK OF TOKYO-MITSUBISHI, LTD., as a Lender

By:	/s/ Spencer Hughes
Name:	Spencer Hughes
Title:	Authorized Signatory

BANK ONE, N.A., as a Lender

By:	/s/ Steven P. Sullivan
Name:	Steven P. Sullivan
Title:	Associate Director

BNP PARIBAS, as a Lender

By:	/s/ John Stacy
Name:	John Stacy
Title:	Managing Director

By:	/s/ Aurora Abella
Name:	Aurora Abella
Title:	Vice President

JP MORGAN CHASE BANK formerly known as THE CHASE MANHATTAN BANK, as a Lender

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Vice President

CIBC INC., as a Lender

By:	/s/ Ray Smith
Name:	Ray Smith
Title:	Managing Director

[Signature page to Sixth Amendment]

CITIBANK, N.A., as a Lender

By:	/s/ Illegible
Name:
Title:

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender

By:	/s/ Brian J. Campbell
Name:	Brian J. Campbell
Title:	Senior Vice President

By:	/s/ W. David Suttles
Name:	W. David Suttles
Title:	Vice President

MIZUHO CORPORATE BANK, as a Lender

By:	/s/ James W. Masters
Name:	James W. Masters
Title:	Senior Vice President

DEUTSCHE BANK AG NEW YORK AND/OR CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Christian Dallwitz
Name:	Christian Dallwitz
Title:	Director

By:	/s/ Dr. Michael C. Dietz
Name:	Dr. Michael C. Dietz
Title:	Director

[Signature page to Sixth Amendment]

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, (formerly DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG), as a Lender

By:	/s/ Bernd Henrik Franke
Name:	Bernd Henrik Franke
Title:	Vice President

By:	/s/ James A. Kyprios
Name:	James A. Kyprios
Title:	Vice President

KBC BANK, N.V., as a Lender

By:	/s/ Robert Snauffer
Name:	Robert Snauffer
Title:	First Vice President

By:	/s/ Eric Raskin
Name:	Eric Raskin
Title:	Vice President

UFJ BANK, LIMITED, acting through its New York Branch, as a Lender

By:	/s/ Stephen C. Small
Name:	Stephen C. Small
Title:	Senior Vice President & Area Manager

[Signature page to Sixth Amendment]

SUMITOMO MITSUI BANKING CORPORATION, formerly known as THE SUMITOMO BANK, LIMITED, as a Lender

By:	/s/ Leo E. Pagarigan
Name:	Leo E. Pagarigan
Title:	Senior Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Illegible
Name:	Illegible
Title:	V.P

TORONTO-DOMINION (TEXAS), INC., as a Lender

By:	/s/ Carol Brandt
Name:	Carol Brandt
Title:	Vice President

UBS AG STAMFORD BRANCH, as a Lender

By:	/s/ Wilfred V. Saint
Name:	Wilfred V. Saint
Title:	Associate Director Banking Products Services, US

By:	/s/ Juan Zuniga
Name:	Juan Zuniga
Title:	Associate Director Banking Products Services, US

WACHOVIA BANK, N.A., as a Lender

By:	/s/ Illegible
Name:	Illegible
Title:	Managing Director

[Signature page to Sixth Amendment]